                                                                   EXHIBIT 10(g)




                           DEFERRED COMPENSATION PLAN
                  FOR NON-EMPLOYEE DIRECTORS AND KEY EMPLOYEES



BANKNORTH GROUP, INC.
Plan Document
--------------------------------------------------------------------------------




                              AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2003















                               COPYRIGHT (C) 2002
                           BY WESTPORT WORLDWIDE, LLC
                               ALL RIGHTS RESERVED

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...


                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----

Purpose    1
ARTICLE 1            Definitions............................................................................  1

ARTICLE 2            Selection/Enrollment/Eligibility.......................................................  6
         2.1         Eligibility............................................................................  6
         2.2         Enrollment Requirements................................................................  6
         2.3         Commencement of Participation..........................................................  7
         2.4         Termination of Participation and/or Deferrals..........................................  7
         2.5         Limited Participation..................................................................  7

ARTICLE 3            Deferral Commitments/Company Contributions/Crediting/Taxes.............................  7
         3.1         Minimum Deferral.......................................................................  7
         3.2         Maximum Deferral.......................................................................  8
         3.3         Election to Defer/Effect of Election Form..............................................  8
         3.4         Mandatory Bonus Deferrals..............................................................  9
         3.5         Withholding of Annual Deferral Amounts.................................................  9
         3.6         Company Discretionary Amount...........................................................  9
         3.7         Annual Company Matching Amount......................................................... 10
         3.8         Payment Elections...................................................................... 10
         3.9         Vesting................................................................................ 10
         3.10        Crediting/Debiting of Account Balances................................................. 11
         3.11        FICA and Other Taxes................................................................... 14

ARTICLE 4            Short-Term Payout/Unforeseeable Financial Emergencies.................................. 15
         4.1         Short-Term Payout...................................................................... 15
         4.2         Other Benefits Take Precedence Over Short-Term Payout.................................. 15
         4.3         Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.................. 16

ARTICLE 5            Termination Benefit/Change in Control Benefit.......................................... 16
         5.1         Termination Benefit.................................................................... 16
         5.2         Payment of Termination Benefit......................................................... 16
         5.3         Change in Control Benefit.............................................................. 16

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

ARTICLE 6            Beneficiary Designation................................................................ 17
         6.1         Beneficiary............................................................................ 17
         6.2         Beneficiary Designation/Change......................................................... 17
         6.3         Acknowledgment......................................................................... 17
         6.4         No Beneficiary Designation............................................................. 17
         6.5         Doubt as to Beneficiary................................................................ 17
         6.6         Discharge of Obligations............................................................... 18

ARTICLE 7            Leave of Absence....................................................................... 18
         7.1         Paid Leave of Absence.................................................................. 18
         7.2         Unpaid Leave of Absence................................................................ 18

ARTICLE 8            Termination/Amendment/Modification..................................................... 19
         8.1         Termination............................................................................ 19
         8.2         Amendment.............................................................................. 19
         8.3         Acceleration........................................................................... 19
         8.4         Effect of Payment...................................................................... 20
         8.5         Amendment to Ensure Proper Characterization of the Plan ............................... 20
         8.6         Changes in Law Affecting Taxability.................................................... 20

ARTICLE 9            Administration......................................................................... 21
         9.1         Committee Duties....................................................................... 21
         9.2         Agents................................................................................. 21
         9.3         Binding Effect of Decisions............................................................ 22
         9.4         Indemnity of Committee................................................................. 22
         9.5         Company Information.................................................................... 22

ARTICLE 10           Other Benefits and Agreements.......................................................... 22
         10.1        Coordination with Other Benefits....................................................... 22

ARTICLE 11           Claims Procedures...................................................................... 22
         11.1        Scope of Claims Procedures............................................................. 22
         11.2        Initial Claim.......................................................................... 23
         11.3        Review Procedures...................................................................... 24
         11.4        Calculation of Time Periods............................................................ 26
         11.5        Legal Action........................................................................... 26

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

ARTICLE 12           Trust.................................................................................. 27
         12.1        Establishment of the Trust............................................................. 27
         12.2        Interrelationship of the Plan and the Trust............................................ 27
         12.3        Investment of Trust Assets............................................................. 27
         12.4        Distributions from the Trust........................................................... 27

ARTICLE 13           Miscellaneous.......................................................................... 27
         13.1        Status of Plan......................................................................... 27
         13.2        Unsecured General Creditor............................................................. 27
         13.3        Company's Liability.................................................................... 28
         13.4        Nonassignability....................................................................... 28
         13.5        Not a Contract of Employment........................................................... 28
         13.6        Furnishing Information................................................................. 28
         13.7        Terms.................................................................................. 28
         13.8        Captions............................................................................... 29
         13.9        Governing Law.......................................................................... 29
         13.10       Notice................................................................................. 29
         13.11       Successors............................................................................. 29
         13.12       Spouse's Interest...................................................................... 29
         13.13       Validity............................................................................... 29
         13.14       Incompetent............................................................................ 29
         13.15       Court Order............................................................................ 30
         13.16       Distribution in the Event of Taxation.................................................. 30
         13.17       Insurance.............................................................................. 30

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...


                BANKNORTH GROUP, INC. DEFERRED COMPENSATION PLAN
                  FOR NON-EMPLOYEE DIRECTORS AND KEY EMPLOYEES

                              Amended and Restated
                            Effective January 1, 2003

                                     PURPOSE

        The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees and members of the boards of directors of Banknorth Group, Inc. (the "Sponsor") and those of the Sponsor's affiliates that have adopted this Plan with the approval of the Sponsor's board of directors (the Sponsor, as well as each such affiliate, hereinafter is referred to as the "Company"). This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1
                                   DEFINITIONS

        For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, (ii) the Company Matching Account balance and (iii) the Company Discretionary Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Base Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding incentives, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, non-monetary awards, Non-Employee Director Fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Key Employee's gross income). Annual Base Salary shall be calculated without regard to any reductions for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Company (and therefore shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3) or 402(h) pursuant to plans established by the Company).

1.3 "Company Discretionary Amount" shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.6.

1.4 "Annual Company Matching Amount" shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.7.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

1.5 "Annual Deferral Amount" shall mean that portion of a Participant's Annual Base Salary and/or Incentive Payments, or Non-Employee Director Fees, that a Participant elects to have, and is, deferred in accordance with Article 3, for the Plan Year of reference. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Service prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8 "Board" shall mean the board of directors of Banknorth Group, Inc. or Banknorth, N.A.

1.9 "Change in Control" shall have the meaning provided in the Banknorth Group, Inc. Change-in-Control Protection Plan.

1.10    "Claimant" shall have the meaning set forth in Section 14.1.

1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12    "Committee" or "Plan Committee" shall mean the committee described in
        Section 12.1 or its designee.

1.13 "Common Stock" means the common stock of the Sponsor, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Sponsor or another corporation, that other stock or security.

1.14 "Common Stock Fund" means a Measurement Fund (as described in Section 3.10(c)) maintained on the books of the Sponsor reflecting credits to Participants' Account Balances in Stock Units.

1.15 "Common Stock Sub-Account" shall mean the portion (if any) of a Participant's Account Balance allocated to the Common Stock Fund.

1.16 "Company" or "Companies" shall mean the Sponsor, together with those of the Sponsor's affiliates whose inclusion in the Plan has been approved by the Sponsor's Board, and any successor to all or substantially all of the Company's assets or business.

1.17 "Company Discretionary Account" shall mean (i) the sum of all of a Participant's Company Discretionary Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Discretionary Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Discretionary Account.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

1.18 "Company Matching Account" shall mean (i) the sum of all of a Participant's Annual Company Matching Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Matching Account.

1.19 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If the Company determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Company may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited or debited with additional amounts in accordance with Section 3.10 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m). Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.20 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.21 "Disability" shall mean either (a) eligibility for long-term disability benefits under any applicable long-term disability plan of the Company, or (b) a finding by the Committee, based on medical evidence satisfactory to it, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further service to the Company or any of its subsidiaries and that such disability will be permanent and continuous during the remainder of the Participant's life.

1.22    "Disability Benefit" shall mean the benefit set forth in Article 8.

1.23 "Effective Date" shall mean the effective date of this amended and restated version of the Plan, which is January 1, 2003.

1.24 "Election Form" shall mean the form or forms established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

1.26 "401(k) Plan" shall mean the Company's tax qualified 401(k) retirement plan, as amended from time to time.

1.27 "Incentive Payments" shall mean any compensation paid to a Participant under the Banknorth Group, Inc. Executive Incentive Plan and relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year.

1.28 "Insider" shall mean any Participant who is either (i) an "officer" as that term is defined under Rule 16(a)-1(f) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, or any successor rule or regulation, or (ii) a Non-Employee Director.

1.29 "Key Employee" shall mean a person who is an employee of the Company and whose position is designated at Level 22 or above.

1.30 "Non-Employee Director" shall mean any member of the Board who is not also a Key Employee.

1.31 "Non-Employee Director Fees" shall mean any cash retainer and meeting fees paid to a Non-Employee Director for each regular or special meeting and for any committee meetings attended.

1.32 "Participant" shall mean, subject to Section 3.4, any Non-Employee Director and any Key Employee (i) who elects to participate in the Plan,
        (ii) who signs an Election Form(s) and a Beneficiary Designation Form,
        (iii) whose signed Election Form(s) and Beneficiary Designation Form are accepted by the Committee, (iv) who commences participation in the Plan. The term Participant shall also include an individual who is continuing to participate in the Plan pursuant to Section 2.5 below. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance.

1.33 "Plan" shall mean this Deferred Compensation Plan for Non-Employee Directors and Key Employees, as evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.34 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect.

1.35 "Retirement", "Retire(s)" or "Retired" shall mean severance from employment or directorship with the Company for any reason other than a leave of absence, death or Disability on or after the attainment of age fifty-five (55) and achievement of five full years of continuous employment, or service as a member of the Board by the Company.

1.36    "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.37 "Stock Unit" means an artificial unit of value, the amount of one unit of which varies with the value of one share of Common Stock.

1.38    "Termination Benefit" shall mean the benefit set forth in Article 5.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

1.39 "Termination of Service" shall mean the severing of (a) employment with the Company, or (b) service as a Non-Employee Director, voluntarily or involuntarily, for any reason other than an authorized leave of absence. A mere transfer of status from employment to service as a Non-Employee Director or from service as a Non-Employee Director to employment shall not be a Termination of Service.

1.40 "Trust" shall mean the trust, if any, established pursuant to this Plan, as amended from time to time.

1.41 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.42 "Yearly Installment Method" shall be a yearly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows (subject to Section 3.10(e)): The Account Balance of the Participant shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a business day, on the immediately following business day), and shall be paid as soon as practicable thereafter. The date of reference with respect to the first yearly installment payment shall be as provided in
        Article 4 or 5, as applicable, and the date of reference with respect to subsequent yearly installment payments shall be the anniversary of the previous payment for the applicable Plan Year. The yearly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition.

                                    ARTICLE 2
                        SELECTION/ENROLLMENT/ELIGIBILITY

2.1 ELIGIBILITY. Participation in the Plan shall be limited to Non-Employee Directors and to Key Employees who the Committee determines to admit, in its sole discretion. It is intended that Key Employees shall meet the requirement of ERISA that they be members of a select group of management or highly compensated employees of the Company. A new Participant shall not be considered eligible to participate until they have received notice of such eligibility.

2.2 ENROLLMENT REQUIREMENTS. Except as provided in Section 3.4, as a condition to participation, each qualifying Key Employee and each Non-Employee Director shall complete, execute and return to the Committee an Election Form(s) and a Beneficiary Designation Form, or such other forms as the Committee shall determine, all within fifteen
        (15) days after he or she receives the Election Forms. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are appropriate.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

2.3 COMMENCEMENT OF PARTICIPATION. Provided a qualifying Key Employee or a Non-Employee Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Key Employee or Non-Employee Director shall commence participation in the Plan on the first day of the Plan Year following the month in which the Key Employee or Non-Employee Director completes all enrollment requirements. Except as provided in Section 3.4, or as otherwise provided by the Committee, if a Key Employee or Non-Employee Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Key Employee or Non-Employee Director shall not be eligible to participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Committee of the required documents.

2.4 TERMINATION OF PARTICIPATION AND/OR DEFERRALS. If the Committee determines in good faith that a Key Employee no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a final payment of all amounts due hereunder and terminate the Participant's participation in the Plan.

2.5 LIMITED PARTICIPATION. Any individual who does not meet the definition of Non-Employee Director set forth in Section 1.31, or of Key Employee set forth in Section 1.29, but who, until the Effective Date, had participated in the Plan, shall continue to participate in the Plan (as amended and restated hereby) solely with respect to his or her Account Balance as of the Effective Date. However, such employee shall not be entitled to elect Annual Deferral Amounts, or to have Company contributions made to the Plan on his or her behalf, on or after the Effective Date, and shall be subject to distribution as provided in clause (iii) of Section 2.4 above if the Committee so determines at any time.

                                    ARTICLE 3
           DEFERRAL COMMITMENTS/COMPANY CONTRIBUTIONS/CREDITING/TAXES

3.1     MINIMUM DEFERRAL.

        ANNUAL BASE SALARY, INCENTIVE PAYMENTS AND NON-EMPLOYEE DIRECTOR FEES. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Incentive Payments, or Non-Employee Director Fees, in the minimum amount of five percent (5%) of each such item of compensation.


        Notwithstanding the foregoing, the Committee may, in its sole discretion, establish for any Plan Year a different minimum amount for Annual Base Salary and/or Incentive Payments and/or Non-Employee Director Fees. If an election is made with respect to any such item of compensation for less than the stated minimum amount, or if no election is made, the amount deferred with respect to that item of compensation shall be zero (0).

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

3.2     MAXIMUM DEFERRAL.

        (a) ANNUAL BASE SALARY, INCENTIVE PAYMENTS AND NON-EMPLOYEE DIRECTOR FEES. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Incentive Payments, or Non-Employee Director Fees, up to the following maximum percentages for each deferral elected:


                ---------------------------------------------------------------------------
                Deferral Type                               Maximum Percentage
                ---------------------------------------------------------------------------
                Annual Base Salary                                       70%
                ---------------------------------------------------------------------------
                Incentive Payments                                      100%
                ---------------------------------------------------------------------------
                Non-Employee Director Fees                              100%
                ---------------------------------------------------------------------------


        (b) COMMITTEE'S DISCRETION. Notwithstanding the foregoing, (i) the Committee may, in its sole discretion, establish for any Plan Year maximum percentages which differ from those set forth above.

3.3     ELECTION TO DEFER/EFFECT OF ELECTION FORM.

        (a) FIRST PLAN YEAR. The Participant shall make a deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form(s) must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

        (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, a deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form(s). If no such Election Form(s) is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero (0) for that Plan Year.

        (c) CHANGE IN ELECTION. A Participant may not elect to change his or her deferral election that is in effect for a Plan Year; provided, however, that a Participant may revoke with the Committee's consent completely a deferral election for Annual Base Salary, not yet payable at the time of the Participant's revocation election (which revocation will itself be irrevocable for the remainder of the Plan Year).

3.4 MANDATORY BONUS DEFERRALS. Notwithstanding anything herein to the contrary, from time to time the Company may require the deferral of all or a portion of bonuses paid to certain members of senior management of Banknorth Group, Inc. in order to comply with provisions of Federal income tax law. If payment of all or a portion of any bonus

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        earned by a Key Employee is thus deferred by the Company under an applicable bonus plan, such deferral shall be referred to herein as a "Mandatory Deferral". A Mandatory Deferral for a Plan Year shall be invested and paid according to the terms of the deferral election made with respect to that Plan Year. Should the Participant fail to make such a deferral election, the Mandatory Deferral shall be made according to the terms and conditions of his or her most recent deferral election, or if the Participant has failed to make any such elections, deferral shall be until the later of (i) the date provided for lump sum payment under
        Article 5 below, or (ii) such date as shall be determined by the Committee as necessary to comply with such tax law provisions.

3.5 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll in the percentage elected by the Participant, as adjusted from time to time for increases and decreases in Annual Base Salary. The Incentive Payments portion of the Annual Deferral Amount, if any, shall be withheld at the time the Incentive Payments are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. The Non-Employee Director Fees portion of the Annual Deferral Amount, if any, shall be withheld at the time the Non-Employee Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.6 COMPANY DISCRETIONARY AMOUNT. For any Plan Year, the Committee, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Discretionary Account under this Plan, which amount shall be for that Participant the Company Discretionary Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero (0), even though one or more other Participants receive an Company Discretionary Amount for that Plan Year. Unless otherwise specified by the Committee, the Company Discretionary Amount, if any, shall be credited as of the last day of the Plan Year. Unless otherwise specified by the Committee, if a Participant to whom an Company Discretionary Amount is credited is not employed by the Company or has discontinued service as a Non-Employee Director as of the last day of a Plan Year other than by reason of his or her Retirement, death or Disability, the Company Discretionary Amount for that Plan Year shall be zero (0).

3.7 ANNUAL COMPANY MATCHING AMOUNT. Solely with respect to a Participant who is a Key Employee, the Participant's Annual Company Matching Amount, if any, for the Plan Year of reference shall be equal to (i) the amount of the Company's matching contribution that would be made to the 401(k) Plan on the Participant's behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year if the 401(k) Plan were permitted to include in its definition of "compensation" for Company matching contribution purposes the Participant's Annual Deferral Amount but for the fact that such amounts were deferred hereunder, minus (ii) the amount of the Company's matching contributions that actually are made to the 401(k) Plan on the Participant's behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year. A Participant who is not eligible for the plan year of the 401(k) Plan (or for any portion thereof) to receive an allocation of Company matching contributions under the 401(k) Plan shall not be eligible for the allocation of an Annual Company Matching Amount hereunder. Each Participant's Annual Company Matching Amount shall be credited to his or her Company Matching Account as soon as administratively practicable after the last day of the Plan Year to which it relates.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

3.8 PAYMENT ELECTIONS. At the time of filing the deferral election for the first Plan Year, as described in Section 3.3(a) above, the Participant shall elect on an Election Form to receive his or her benefit as a Short-Term Payout or as a Termination Benefit, and such election shall also direct payment as in a lump-sum, a Yearly Installment Method of five (5) years or, solely for a Termination Benefit applicable to a Retirement, in a Yearly Installment Method of ten (10) years. The Participant may change his or her election to an allowable alternative payout by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Termination of Service and is accepted by the Committee in its sole discretion. A Participant whose status as an employee or director terminated prior to the Effective Date, but who is participating pursuant to Section 2.5 above, may be required by the Committee to change his or her election as per the previous sentence. The Election Form most recently accepted by the Committee shall govern the payout of the entire Termination Benefit.

3.9     VESTING.

        (a) A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

        (b) A Participant shall become vested in his or her Company Discretionary Account pursuant to a vesting schedule, if any, approved and documented by the Committee at the time the Company Discretionary Amounts credited to the Participant's Company Discretionary Account for a Plan Year.

        (c) A Participant shall become vested in his or her Company Matching Account as and to the extent that the Participant becomes vested in Company matching contributions under the 401(k) Plan.


3.10 CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

        (a) ELECTION OF MEASUREMENT FUNDS. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in Section 3.10(c) below) to be used to determine the additional amounts to be credited or debited to his or her Account Balance for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence. Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may (but is not required to) elect at such time or times as shall be determined by the Committee, by submitting an Election Form(s) to the Committee that is accepted by the Committee (which submission may take the form of an electronic transmission, if required or permitted by the Committee), to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund(s). If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter, unless changed in

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

                accordance with the previous sentence. Notwithstanding the above, no amount allocated to the Common Stock Fund may thereafter be reallocated to any other Measurement Fund.

        (b)     PROPORTIONATE ALLOCATION. In making any election described in
                Section 3.10(a) above, the Participant shall specify on the Election Form(s), in whole percentage points, the percentage of his or her Account Balance to be allocated to a Measurement Fund.

        (c) MEASUREMENT FUNDS. The Participant may elect one or more of the Measurement Funds set forth on Schedule A (the "Measurement Funds"), for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s). Each such action will take effect as of the first business day that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change. If the Committee receives an initial or revised Measurement Fund(s) election which it deems to be incomplete, unclear or improper, the Participant's Measurement Fund(s) election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Fund(s) election, the Participant shall be deemed to have filed no deemed investment direction in which event the Participant shall be deemed to have made such election as the Committee shall determine). If the Committee possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Fund(s) of less than all of the Participant's Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income or similar Measurement Fund made available under the Plan as determined by the Committee in its discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Committee and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant's Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

        (d) CREDITING OR DEBITING METHOD. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. Subject to
                Section 3.10(e) below, a Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of the measurement date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) business day after the day on which such amounts are actually deferred from the Participant's Annual Base Salary and/or Incentive Payments, or Non-Employee Director Fees, through reductions in his or her pay, at the

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

                closing price on the date of the deemed investment; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar day, no earlier than three (3) business days prior to the distribution, at the closing price on the date of the deemed cessation of investment.

        (e) COMMON STOCK FUND. A Participant's Account Balance attributable to the Common Stock Fund shall be credited with any amounts allocated thereto as follows: on any date on which any Annual Deferral Amounts or Company contributions are credited hereunder (an "Allocation Date"), the Participant's Common Stock Sub-Account shall be credited with a number of Stock Units equal to (i) the amount allocated to the Common Stock Sub-Account divided by (ii) the "Price per Share" (as defined below) on the Allocation Date. Fractional Stock Units shall be rounded to the nearest 1/10th (one-tenth) of a Stock Unit. On any given day, the value of the Common Stock Sub-Account shall equal the number of Stock Units then credited to the Common Stock Sub-Account multiplied by the Price per Share on such date. Stock Units do not constitute shares of Common Stock, interests in Common Stock or any other security of the Company. They merely reflect an unfunded promise to pay deferred compensation in the future. For purposes of this Section 3.10(e), the "Price per Share" shall equal the closing sale price per share at which shares of the Common Stock are sold on the New York Stock Exchange ("NYSE") on such date or, if no Common Stock was traded on the NYSE on such date, the closing sale price at which the Common Stock is sold on the next preceding date the Common Stock was so traded.

                A Participant's Common Stock Sub-Account shall be credited with additional Stock Units on every date the Sponsor issues a dividend with respect to its Common Stock. The number of Stock Units so credited will equal (i) the product of (A) the dividend per share of Common Stock times (B) the number of Stock Units in the Participant's Common Stock Sub-Account immediately before the dividend is issued, divided by (ii) the Price per Share on the dividend date. In the event of any recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or change in shares of the Sponsor or similar event, the Committee, may make appropriate adjustments to the number of Stock Units credited to each Participant's Common Stock Sub-Account.

                Payments allocable to the Participant's Common Stock Sub-Account will be paid in cash. If a Participant's Common Stock Sub-Account is to be paid in installments, each installment shall be in an amount equal to the Price per Share on the applicable installment payment date multiplied by a fraction, the numerator which is the total number of Stock Units in such Common Stock Sub-Account on the Participant's payment commencement date, and the denominator of which is the total number of installments.

        (f) NO ACTUAL INVESTMENT. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Fund(s) are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

                Measurement Fund. In the event that the Company or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured general creditor of the Company.

        (g) BENEFICIARY ELECTIONS. Each reference in this Section 3.10 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

3.11    FICA AND OTHER TAXES.

        (a) ANNUAL DEFERRAL AMOUNTS. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant who is a Key Employee, the Company shall withhold from that portion of the Participant's Annual Base Salary and/or Incentive Payments that are being deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this
                Section 3.11.

        (b) COMPANY DISCRETIONARY AMOUNTS OR ANNUAL COMPANY MATCHING AMOUNTS. When a Participant who is a Key Employee becomes vested in a portion of his or her Company Discretionary Account or Company Matching Account, the Company shall withhold from deferred amounts, in a manner determined by the Company, the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Company Discretionary Amounts or Annual Company Matching Amounts in order to comply with this Section 3.11.

        (c) DISTRIBUTIONS. The Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

                                    ARTICLE 4
              SHORT-TERM PAYOUT/UNFORESEEABLE FINANCIAL EMERGENCIES

4.1 SHORT-TERM PAYOUT. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan, provided that no such election may apply to that portion of an Insider's Account Balance, which is allocated to the Common Stock Fund. Subject to the Deduction Limitation and to Section 3.10(e), the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount, that year's vested Company Discretionary Amount and vested Annual Company Matching

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        Amount, and amounts credited or debited thereto in the manner provided in Section 3.10 above, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Service) less, amounts attainable to an Insider's Common Stock Fund. Subject to the Deduction Limitation and the other terms and conditions of this Plan (including Section 3.10(e)), each Short-Term Payout elected shall be paid out during the month of March of any Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred and the vested Company contributions are actually contributed, as specifically elected by the Participant. By way of example, if a three (3) year Short-Term Payout is elected for Annual Deferral Amounts that are deferred, and vested Company contributions that are contributed, in the Plan Year commencing January 1, 2003, the three (3) year Short-Term Payout would become payable during March of 2007. In the event a Participant's employment terminates before full distribution under this Section 4.1, all remaining amounts otherwise distributable as Short-Term Payouts shall be treated as amounts subject to a Termination Benefit payment under Article 5, in which case the distribution shall be made.

        If a Short-Term Payout election is made with respect to any Company contribution that, as of the time of payment, is as yet unvested, such unvested amounts shall not be subject to such Short-Term Payout election, but instead shall be paid out as and when such amounts become vested.


4.2 OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM PAYOUT. Should an event occur that triggers a benefit under any other provision of this Plan, any Annual Deferral Amount, vested Company Discretionary Amount and vested Annual Company Matching Amount, plus amounts credited or debited thereon, that are subject to a Short-Term Payout election under Section
        4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by the Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall be subject to
        Section 3.10(e), but shall not be subject to the Deduction Limitation.

                                    ARTICLE 5

                  TERMINATION BENEFIT/CHANGE IN CONTROL BENEFIT

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

5.1 TERMINATION BENEFIT. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance when the Participant experiences a Termination of Service.

5.2 PAYMENT OF TERMINATION BENEFIT. If the Participant's vested Account Balance at the time of his or her Termination of Service is less than twenty-five thousand dollars ($25,000), payment of his or her Termination Benefit shall be paid in a lump sum. If the Participant's vested Account Balance at such time is equal to or greater than that amount, the Participant shall be paid in accordance with the applicable Participant Election Form. If a Participant has not made any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made within sixty (60) days following the date of the Participant's Termination of Service. Installment payments shall commence during March of the Plan Year following the Plan Year in which occurs the Participant's Termination of Service. Any payment made shall be subject to Section 3.10(e) and the Deduction Limitation.

5.3 CHANGE IN CONTROL BENEFIT. Notwithstanding anything herein to the contrary, upon a Change in Control of the Company, each Participant shall become entitled to receive his or her vested Account Balance in a single lump sum payment on the ninetieth (90th) day following the Change in Control (or as soon thereafter as is administratively feasible), subject to Section 3.10(e). Notwithstanding the preceding, the Participant may irrevocably elect, prior to such Change in Control, to waive his or her right to receive such Change in Control distribution. If such waiver election is timely made, the Participant shall receive his or her vested Account Balance as previously elected by the Participant.

                                    ARTICLE 6
                             BENEFICIARY DESIGNATION

6.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

6.2 BENEFICIARY DESIGNATION/CHANGE. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

6.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

6.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

6.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee's satisfaction.

6.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a person believed in good faith by the Committee to be a valid Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits. Neither the Committee nor the Company shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Committee, the Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Committee determines. If the location of none of the foregoing persons can be determined, the Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Company, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Committee nor the Company shall be liable to any person for any payment made in accordance with such law.

                                    ARTICLE 7
                                LEAVE OF ABSENCE

7.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Company for any reason to take a paid leave of absence from the service of the Company, the Participant shall continue to be considered in the service of the Company and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.5.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

7.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the service of the Company, the Participant shall continue to be considered in the service of the Company and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.


                                    ARTICLE 8

                       TERMINATION/AMENDMENT/MODIFICATION

8.1 TERMINATION. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Key Employees or Non-Employee Directors, by action of the Board. Upon a complete or partial termination of the Plan, the Plan Agreements of the affected Participants shall terminate and their vested Account Balances, determined as if they had experienced a Termination of Service on the date of Plan termination shall be paid to the Participants in accordance with their distribution elections in effect at the time of the Plan termination; provided that, if the Participant requests and the Committee, in its sole discretion, permits, payment may be made as soon as practicable following Plan termination in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

8.2 AMENDMENT. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Sponsor's Board; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Service as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to a Yearly Installment Method using fewer years.

8.3 ACCELERATION. Anything to the contrary hereunder notwithstanding, the Committee shall have the right, at any time, and whether or not in connection with a Termination of the Plan, to accelerate the payment of any amounts deferred

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        hereunder on behalf of any one or more Participants. Participants shall not be deemed to have any vested right at any time to enjoy further deferrals, or the tax advantages of ongoing deferral.

8.4 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's participation shall terminate.

8.5 AMENDMENT TO ENSURE PROPER CHARACTERIZATION OF THE PLAN. Notwithstanding the previous Sections of this Article 11, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as a non-tax-qualified "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), to ensure that amounts under the Plan are not considered to be taxed to a Participant under the Federal income tax laws prior to the Participant's receipt of the amounts or to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).

8.6     CHANGES IN LAW AFFECTING TAXABILITY.

        (a) OPERATION. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her hereunder.

        (b) COMMITTEE DISCRETION. Upon the occurrence of an Early Taxation Event, the Committee may either (i) elect to put Section 8.6(c) below into effect, (ii) otherwise modify or amend any affected participant's rights with respect to amounts deferred hereunder as the Committee shall determine in order to avoid the effect of the Early Taxation Event, provided that no such modification or amendment shall be made without the Participant's consent if such modification or amendment would reduce or limit the Participant's rights hereunder, or (ii) to cause the immediate payment of the Participant's Account Balance.

        (c) AFFECTED RIGHT OR FEATURE NULLIFIED. If (but only if) so elected by the Committee pursuant to Section 8.6(b) above, then:

                (i) Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (iv), below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

                the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder.

                (ii) If only a portion of a Participant's Account Balance is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account Balance not so affected being subject to such rights and features as if the law were not changed.

                (iii) If the law only impacts Participants who have a certain status with respect to the Company, then only such Participants shall be subject to this Section.

                (iv) If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.

                                    ARTICLE 9

                                 ADMINISTRATION

9.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee of the Sponsor's Board which the Sponsor's Board shall designate or appoint from time to time or, in the absence of such designation or appointment, by the Sponsor's Board itself. The Committee shall have full discretion and authority to (i) interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

9.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as they see fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

9.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee, and any Key Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        misconduct by the Committee or any of its members or any such Key Employee. This indemnification shall be in addition to, and not in limitation of, any other indemnification protections of the Committee.

9.5 COMPANY INFORMATION. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Service of the Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 10
                          OTHER BENEFITS AND AGREEMENTS

10.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant or a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Key Employees or Non-Employee Directors of the Company. The Plan shall supplement and shall not supersede, modify or amend any other plan or program except as may otherwise be expressly provided.

                                   ARTICLE 11
                                CLAIMS PROCEDURES

11.1 SCOPE OF CLAIMS PROCEDURES. This Article 14 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. '2560.503-1. If any provision of this Article 14 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

        For purposes of this Article 14, references to disability benefit claims are intended to describe claims made by Participants for Disability Benefits payable pursuant to Article 8, but only if and to the extent that such claims require an independent determination by the Committee that the Participant is or is not suffering from a Disability, within the meaning of 1.21. If the Committee's determination is based entirely on a disability determination made by another party, such as the Social Security Administration or another federal or state agency or an insurer with respect to a disability insurance policy covering the Participant, the Participant's claim shall not be treated as a disability claim for purposes of the special provisions of this Article 14 that apply to claims for which an independent determination of disability is required.

11.2 INITIAL CLAIM. A Participant or Beneficiary who believes he or she is entitled to any benefit under the Plan (a "Claimant") may file a claim with the Committee. The Committee shall review the claim itself or appoint an individual or an entity to review the claim.

        (a) BENEFIT CLAIMS THAT DO NOT REQUIRE A DETERMINATION OF DISABILITY. If the claim is for a benefit other than a Disability Benefit, the Claimant shall be notified within ninety
                (90) days after the claim is filed whether

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

                the claim is allowed or denied, unless the Claimant receives written notice from the Committee or appointee of the Committee prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

        (b) DISABILITY BENEFIT CLAIMS. In the case of a benefits claim that requires an independent determination by the Committee of a Participant's Disability status, the Committee shall notify the Claimant of the Plan's adverse benefit determination within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Committee receives the claim, of those circumstances and of when the Committee expects to make its decision but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Committee notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.

        (c) MANNER AND CONTENT OF DENIAL OF INITIAL CLAIMS. If the Committee denies a claim, it must provide to the Claimant, in writing or by electronic communication:

                (i)     The specific reasons for the denial;

                (ii) A reference to the Plan provision or insurance contract provision upon which the denial is based;

                (iii) A description of any additional information or material that the Claimant must provide in order to perfect the claim;

                (iv) An explanation of why such additional material or information is necessary;

                (v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

                (vi) A statement of the participant's right to bring a civil action under ERISA Section 502(a) following a denial on review of the initial denial.

                In addition, in the case of a denial of Disability Benefits on the basis of the Committee's independent determination of the Participant's disability status, the Committee will provide a copy of any rule, guideline,

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...


                protocol, or other similar criterion relied upon in making the adverse determination (or a statement that the same will be provided upon request by the Claimant and without charge).

11.3    REVIEW PROCEDURES.

        (a) BENEFIT CLAIMS THAT DO NOT REQUIRE A DETERMINATION OF DISABILITY. Except for claims requiring an independent determination of a Participant's disability status, a request for review of a denied claim must be made in writing to the Committee within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

                The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

        (b) DISABILITY BENEFIT CLAIMS. In addition to having the right to review documents and submit comments as described in (a) above, a Claimant whose claim for disability benefits requires an independent determination by the Committee of the Participant's disability status has at least one hundred eighty (180) days following receipt of a notification of an adverse benefit determination within which to request a review of the initial determination. In such cases, the review will meet the following requirements:

                (i) The Plan will provide a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who did not make the initial determination that is the subject of the appeal, nor by a subordinate of the individual who made the determination.

                (ii) The appropriate named fiduciary of the Plan will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment before making a decision on review of any adverse initial determination based in whole or in part on a medical judgment. The professional engaged for purposes of a consultation in the preceding sentence shall not be an individual who was consulted in connection with the initial determination that is the subject of the appeal or the subordinate of any such individual.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

                (iii) The Plan will identify to the Claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the review, without regard to whether the advice was relied upon in making the benefit review determination.

                (iv)    The decision on review will be made within forty-five
                        (45) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than ninety (90) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial forty-five (45) day period and must explain the special circumstances and provide an expected date of decision.

        (c) MANNER AND CONTENT OF NOTICE OF DECISION ON REVIEW. Upon completion of its review of an adverse initial claim determination, the Committee will give the Claimant, in writing or by electronic notification, a notice containing:

                (i)     its decision;

                (ii)    the specific reasons for the decision;

                (iii) the relevant Plan provisions or insurance contract provisions on which its decision is based;

                (iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for benefits;

                (v) a statement describing the Claimant's right to bring an action for judicial review under ERISA Section 502(a); and

                (vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

11.4 CALCULATION OF TIME PERIODS. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

11.5 LEGAL ACTION. If the Plan fails to follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        would yield a decision on the merits of the claim. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claims for benefits under the Plan.

                                   ARTICLE 12
                                      TRUST

12.1 ESTABLISHMENT OF THE TRUST. The Company may establish a Trust, and the Company may, but is not required, to transfer over to the Trust at least annually such assets as the Company determines, in its sole discretion, are necessary to provide for its respective future liabilities created with respect to the Annual Deferral Amounts, Company Discretionary Amounts and Annual Company Matching Amounts for the Participants.

12.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

12.3 INVESTMENT OF TRUST ASSETS. If a Trust is created or adopted for purposes of this Plan the trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

12.4 DISTRIBUTIONS FROM THE TRUST. The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Plan.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

13.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.3 COMPANY'S LIABILITY. The Company's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

13.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

13.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Such employment is hereby acknowledged, subject to applicable state law, to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Company either as a Key Employee or a Non-Employee Director, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

13.6 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including, but not limited to, taking such physical examinations as the Committee may deem necessary.

13.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

13.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of Maine without regard to its conflicts of laws principles.

13.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                              Compensation Manager
                              Banknorth Group, Inc.
                               One Portland Square
                                  P.O. Box 9540
                                  M/S ME058-42
                           Portland, Maine 04112-9540

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

        Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

13.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

13.13 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

13.14 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

13.15 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a

BANKNORTH GROUP, INC.
PLAN DOCUMENT continued...

        Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

13.16   DISTRIBUTION IN THE EVENT OF TAXATION.

        (a) IN GENERAL. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

        (b) TRUST. If the Trust terminates in accordance with the provisions of the Trust and benefits are distributed from the Trust to a Participant in accordance with such provisions, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

13.17 INSURANCE. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

IN WITNESS WHEREOF, the Company has signed this amended and restated Plan document as of January 1, 2003.

                                             BANKNORTH GROUP, INC.



                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                   Schedule A

                                Measurement Funds

Pursuant to Section 3.10(c), the Participant may elect one or more of the following Measurement Funds:

----------------------------------------------------------------------------------------------------------------------
Fund Class                               Measurement Fund
----------------------------------------------------------------------------------------------------------------------
Money Market                             Federated Prime Obligations Fund
----------------------------------------------------------------------------------------------------------------------
Short Term Govt. Bonds                   Federated U.S. Govt. 2-5 Years Fund
----------------------------------------------------------------------------------------------------------------------
Intermediate Bonds                       PIMCO Total Return Fund
----------------------------------------------------------------------------------------------------------------------
Large Cap Balanced                       Fidelity Puritan Fund
----------------------------------------------------------------------------------------------------------------------
Large Cap Balanced                       Janus Balanced Fund
----------------------------------------------------------------------------------------------------------------------
Large Cap Blend                          Banknorth Large Cap Core Fund
----------------------------------------------------------------------------------------------------------------------
Large Cap Blend                          Federated Max-Cap Fund
----------------------------------------------------------------------------------------------------------------------
Small Cap Blend                          Dreyfus Small Cap Stock Index Fund
----------------------------------------------------------------------------------------------------------------------
International Value Stocks               Tweedy Browne Global Value Fund
----------------------------------------------------------------------------------------------------------------------
Common Stock Fund (Individual Equity)    Stock Units (Deemed invested in Banknorth Group, Inc. Common Stock)
----------------------------------------------------------------------------------------------------------------------